Exhibit 99.1

News Release

Contact: Greg Smith

Director of Investor Relations and

Corporate Communications

281-752-1240

BPZ Energy Receives Approval to Change the First Date of Commercial Production

Houston—May 26, 2010—BPZ Resources, Inc. (NYSE:BPZ) announced today that Perupetro has agreed with the Company to accept November 30, 2010 as the new First Date of Commercial Production (FDCP) for Block Z-1 and its Corvina field in northwest Peru.  Consequently, the Company will apply to the agency responsible for issuing gas flaring permits (DGH) for the required flaring permits on a well by well basis, as needed, for gas flaring associated with the continued testing of the Corvina and Albacora fields.  The Company believes the approval should enable it to continue testing wells, under certain gas flaring restrictions based on approved permits, up to the new FDCP.  However, it is possible that the DGH could deny the Company’s pending and future requests to flare gas from its wells that have not yet received the required permits.

Manolo Zuñiga, President and Chief Executive Officer commented “The approval to extend the first date of commercial production is important, as it allows us to continue with our testing of the fields as long as we do so within the gas flaring limits allowed by the permits on each well.  We believe continued testing of the fields is necessary to determine the drive mechanism in place and to further enhance geologic modeling of the fields.  This extension gives us time to drill one additional well and, time permitting, re-enter one of the existing wells in Corvina.  In parallel we will continue preparing for the installation of the gas and water re-injection equipment to meet the FDCP in order to move from exploration and testing to commercial production.”

About BPZ Energy

Houston based BPZ Energy is an oil and gas exploration and production company which has exclusive license contracts for oil and gas exploration and production covering approximately 2.2 million acres in four properties in northwest Peru. It also owns a minority working interest in a producing property in southwest Ecuador. The Company is currently executing the development of the Corvina oil discovery, the redevelopment of the Albacora oil field, and the exploration of Block XIX, in parallel with the execution of an integrated gas-to-power strategy, which includes generation and sale of electric power in Peru and the development of a regional gas marketing strategy. The Company’s website at www.bpzenergy.com provides additional information about the Company’s plans, including photographs and other information with respect to its operations.

Forward Looking Statements

This Press Release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.These forward looking statements are based on our current expectations about our company, our properties, our estimates of required capital expenditures and our industry.  You can identify these forward-looking statements when you see us using words such as “expect,” “will”, “anticipate,” “indicate,” “estimate,” “believes,” “plans” and other similar expressions.  These forward-looking statements involve risks and uncertainties.  Our actual results could differ materially from those anticipated in these forward looking statements.  Such uncertainties include the success of our project financing efforts, accuracy of well test results, well refurbishment efforts, successful production of indicated reserves, satisfaction of well test period requirements, successful installation of required permanent processing facilities, receipt of all required permits, and the successful management of our capital expenditures, and other normal business risks.  We undertake no obligation to publicly update any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.  We caution you not to place undue reliance on those statements.